UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2023

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On June 12, 2023, Beam Global (“Beam”) entered into a binding letter of intent (the “LOI”) with all of the owners (the “Sellers”) of Amiga DOO Kraljevo (“Amiga”), to acquire 100% of the equity of Amiga (the “Transaction”), a business located in Serbia and engaged in the manufacturing and distribution of steel structures with electronic integration, such as streetlights, cell towers, and ski lift towers. Subject to customary closing conditions including the completion and satisfaction by Beam of its due diligence of Amiga, the parties agree that they will enter into a more comprehensive and definitive purchase agreement incorporating the material terms and conditions of the LOI (the “Purchase Agreement”). Pursuant to the term terms of the LOI, Beam will acquire all the equity stock of Amiga from the Sellers in exchange for cash and Beam common stock as set forth below. With respect to the cash portion of the purchase price, Beam will pay to the Sellers, (i) EUR 4,550,000 at closing and (ii) EUR 2,450,000 on or before December 31, 2023 (assuming closing has occurred on or before such date). With respect to the equity portion of the purchase price, Beam will also issue to the Sellers a certain number of shares of Beam common stock (at a price per share equal to the volume weighted average price of Beam’s common stock for the five trading days prior to the closing): (i) at the closing, such number of shares of Beam common stock equal to an aggregate of EUR 1,950,000, and (ii) on or before December 31, 2023, such number of shares of Beam common stock equal to an aggregate of EUR 1,050,000.

In addition, each of the Sellers are eligible to earn additional shares of Beam common stock if such Seller is providing services to Beam and Amiga meets certain revenue milestones for fiscal years 2023 and 2024 (the “Earnout Consideration”). The Earnout Consideration that Sellers are eligible to receive for 2023 is equal to two times the amount of net revenue of Amiga (“Amiga Net Revenue”) that is greater than EUR 10,000,000 for 2023. The Earnout Consideration that Sellers are eligible to receive for 2024 is equal to (i) two times the amount of Amiga Net Revenue for 2024 that exceeds the greater of (i) EUR 13,500,000 or (ii) 135% of the Amiga Net Revenue for 2023. The Earnout Consideration for each period will be calculated based on the volume weighted average price of Beam’s common stock for the thirty trading days prior to the end of the applicable measurement period. In no event under no circumstances will the Sellers receive from Beam or will Beam issue to the Sellers in connection with the Transaction Beam’s common stock in an amount that exceeds 19.99% of the outstanding common stock of Beam immediately prior to the closing.

The Purchase Agreement will include a number of customary covenants and agreements concerning operation of Amiga and actions to be taken by the Sellers between the date of the LOI and the closing date. The closing of the Transaction is subject to customary conditions including, among other things: (i) satisfaction and completion of Beam due diligence of Amiga in Beam’s sole discretion; (ii) absence of a material adverse effect on Amiga’s business and assets; (iii) entry into employment agreements with certain key employees; and (iv) completion of certain ancillary transactions and other closing conditions. For each of Beam and the Sellers, the obligation to close the Transaction is also subject to the accuracy in all material respects of representations and warranties of, and compliance with covenants by, the other party as set forth in the LOI and the Purchase Agreement. Subject to the satisfaction of these conditions, the Company anticipates that the Transaction will close during the third or fourth calendar quarter of 2023, although Beam has a period of 180 days to conduct diligence following the execution of the LOI.

The LOI provides that Beam and the Company may mutually agree to terminate the Transaction before the closing. Beam may terminate the Transaction if Beam is not satisfied with the results of its due diligence on or before 180 days following the execution of the LOI.

A copy of the LOI is attached hereto as Exhibit 10.1 and incorporated in Item 1.01 of this Current Report on Form 8-K by reference. The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by reference to the full text of the LOI. The representations, warranties and covenants contained in the LOI have been made solely for the benefit of the parties to the LOI and: (i) may be intended not as statements of fact but rather as a way of allocating risk among the parties if those statements prove to be inaccurate; and (ii) were made only as of the date of the LOI or such other dates as may be specified in the Purchase Agreement and are subject to more recent developments. Accordingly, any such representations and warranties should not be relied upon as characterizations of the actual state of facts or affairs on the date they were made or at any other time.

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Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The issuance and sale of the shares of Beam common stock to the Sellers in connection with the Transaction will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

Q2 Revenue Guidance

We anticipate our revenue for the three months ended June 30, 2023 to be in a range of $15.5 million to $17.0 million. For the three months ended June 30, 2023, we anticipate delivering approximately 195 to 205 EV Charging Units to our customers. The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Exchange Act, except to the extent that we specifically incorporate it by reference.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to a number of risks and uncertainties. These statements relate to future events, including without limitation: the acquisition of Amiga by Beam, the timing and closing of the transaction as contemplated by the LOI or any definitive agreement and our revenue expectations for Q2 of 2023. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. Although we believe our forward-looking statements on our revenue expectations are reasonable, actual revenue will be subject to the review of the Company’s accounting, accounting policies and internal control over financial reporting and the preparation of and the audit or review of the Form 10-Q for the period ending June 30, 2023. There can be no assurances that Beam or the Sellers will enter into any definitive agreements for the acquisition of Amiga or that, if such an agreement is entered into, it will be completed, or concerning the time when the proposed transaction contemplated by the LOI might be completed. Certain of these risks, uncertainties, and other factors are described in greater detail in Beam’s filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2022, and our subsequent filings with the SEC, which Beam strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.  Except to the extent required by law, any forward-looking statements in this Report speak only as the date of this Report, and Beam expressly disclaims any obligation to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Binding Letter of Intent Agreement dated June 12, 2023
104	Cover Page Interactive Data File (formatted in iXBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM GLOBAL

Dated: June 16, 2023	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

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